UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2009

Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 10, 2009, the Registrant, through its wholly-owned subsidiary MGC Resources Inc., executed an Exploration, Development and Mine Operating Agreement, effective March 9, 2009 (the “Agreement”), with Barrick Gold Exploration Inc. (“Barrick”), a wholly-owned subsidiary of Barrick Gold Corporation, regarding the exploration, development and possible joint venture of the Registrant’s Spring Valley Gold Project in Pershing County, Nevada (the “Project”).

Exploration Period

Under the terms of the Agreement, MGC granted to Barrick the exclusive right to explore and develop the Project. During this exploration period, Barrick has the exclusive right to earn a 60% interest in the Project by spending US$30,000,000 on the property (US$4,000,000 guaranteed in the first year ending December 31, 2009) over a five-year period ending December 31, 2013. During this five-year period, outside of the mandatory first year expenditure, Barrick shall have the sole right to determine the nature, scope, extent and method of all operations in relation to the property, without having to consult or gain the approval of the Registrant. Barrick will be required to provide the Registrant with certain information and reports and access to the Project to conduct inspections of operations during this period.

After vesting at 60%, Barrick may increase its interest by 10% (70% total) by spending an additional US$8,000,000 on or before December 31, 2014. At the Registrant’s election, Barrick may also earn an additional 5% (75% total) by carrying the Registrant to a production decision and arranging financing for the Registrant’s share of mine construction expenses with the carrying and financing costs plus interest to be recouped by Barrick once production has been established.

The Registrant will coordinate geologic and administrative activities during the earn-in period for a negotiated administrative fee.

Joint Venture

Under the terms of the Agreement, the Registrant shall have a period of 120 days from the last of the following events to occur to elect to enter into a joint venture agreement with Barrick with respect to the Project: (i) upon receipt of notice from Barrick that it has not elected to earn the additional 10% interest by spending an additional US$8,000,000; (ii) upon receipt of notice from Barrick that it has timely incurred the additional US$8,000,000 expenditure on the Project to earn the additional 10% interest; (iii) upon receipt of notice from Barrick that it has elected but failed to timely incur the additional US$8,000,000 expenditure on the Project. If the Registrant fails to notify Barrick within the 120-day period, the Registrant will be deemed to have elected to enter into the joint venture with Barrick.

If the Registrant elects or is deemed to have elected to enter into the joint venture agreement with Barrick, initial capital accounts will be established in accordance with Barrick’s earned interest in the Project and Barrick will become the manager of the joint venture

If the Registrant elects not to enter into the joint venture, then either: (i) within 365 days of the Registrant’s notice electing not to enter into the joint venture, Barrick will exercise its option to purchase the Registrant’s interest in the Project for US$40,000,000 and a 2% net smelter royalty return (NSR) on production from the Project; or (ii) Barrick will elect not to exercise its option to purchase the Registrant’s interest in the Project and the joint venture will be formed with the Registrant being deemed to have elected the carry option and any operations costs incurred by Barrick in the 365-day election period will be treated as the Registrant’s development costs.

The Agreement provides standard terms and conditions for management of the joint venture, the adoption of programs and budgets and payment of proportionate costs. Upon formation of the joint venture, Barrick is appointed manager of the joint venture. Each party takes production from the Project in kind in proportion to the party’s participation interest.

The Agreement also provides for the adjustment of a party’s participating interest in the joint venture upon default in making agreed-upon contributions to adopted programs and budgets or upon contributing less to a program and budget than a percentage equal to the party’s participating interest.

Further, the Agreement provides that if the Registrant’s participation interest falls below 10%, the Registrant shall be deemed to have withdrawn from the joint venture and all of the Registrant’s participating interests will be assigned to Barrick, with the Registrant reserving a 2% NSR.

Under the Agreement, a party’s whose recalculated participating interest is reduced to 10% shall be deemed to have withdrawn from the joint venture and shall relinquish its entire participating interest. Such relinquished participating interest shall be deemed to have accrued automatically to the other party. The reduced party shall have the right to receive 10% of net proceeds, if any, to a maximum amount of 75% percent of the reduced party’s equity account balance as of the effective date of the withdrawal. Upon receipt of such amount, the reduced party shall thereafter have no further right, title, or interest in the Project or under the Agreement.

Subsequent Acquisition in the Area of Interest

The Agreement also provides for restriction upon acquisitions within an defined area of interest surrounding the Project by the Registrant or Barrick. During the exploration period Barrick must provide notice to the Registrant of any acquisitions within the area of interest and all such interests automatically become part of the Project with Barrick including such costs as part of the required exploration expenditures. During the term of the joint venture, a party must within 15 days of any acquisition or proposed acquisition notify the other party. The other party then has 30 days to elect to participate in the acquisition up to such other party’s percentage participation interest in the joint venture.

General

The Agreement has a term of 20 years from the effective date of March 9, 2009 and for so long thereafter as the Project is producing on a continuous basis (not halted for more than 365 days) and thereafter until all materials, supplies, equipment and infrastructure have been salvaged and disposed of, any required Environmental Compliance is completed and accepted and the Participants have agreed to a final accounting, unless this Agreement is earlier terminated. The agreement may be terminated: (i) by mutual written agreement; (ii) if the management committee of the joint venture fails to adopt a program and budget for 12 months after the expiration of the latest program and budget, by 90-days notice of either party; or (iii) by withdrawal (a) in the case of Barrick, by failing to make the required expenditures during the exploration period or (b) by 30-days notice to the other party, with the withdrawing party’s participating interests being transferred to the other party upon withdrawal.

Item 7.01.   Regulation FD Disclosure.

On March 11,the Registrant issued a press release announcing the executing of the Agreement. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.   Exhibits.

10.1	Exploration, Development and Mine Operating Agreement

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	Press Release dated March 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: March 16, 2009	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary